Exhibit 5.1

Ultra Petroleum Corp.

400 North Sam Houston Parkway East

Suite 1200

Houston, Texas 77060

Dear Sirs/Mesdames:

Re:	Ultra Petroleum Corp./Filing of Form S-3 with the SEC

You have requested that we provide, as Yukon counsel, the following opinion in connection with the filing of Ultra Petroleum Corp.’s (the “Corporation”) Registration Statement on Form S-3 (the “Registration Statement”) on February 24, 2015 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement and as to be set forth in one or more supplements to such prospectus, of securities of the Corporation, which securities may consist of the following: (i) senior debt securities of the Corporation (the “Senior Debt Securities”) and subordinated debt securities of the Corporation (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (ii) common shares, without par value, of the Corporation (the “Common Shares”); (iii) preferred shares, without par value, of the Corporation (the “Preferred Shares”) (iv) depositary shares of the Corporation representing fractional shares of Preferred Shares (“Depositary Shares” and, together with the Common Shares and the Preferred Shares, the “Shares”); and (v) warrants to purchase Debt Securities, Common Shares or Preferred Shares (the “Warrants”, which together with the Debt Securities and Shares, constitute the “Securities”), in each case as may be designated by the Corporation at the time of an offering of such Security; and which Securities shall be offered pursuant to a definitive purchase, underwriting or similar agreement (the “Underwriting Agreement”).

Unless otherwise specified in the applicable prospectus supplement, (i) the Senior Debt Securities will be issued in one or more series pursuant to an indenture (the “Senior Indenture”) to be entered into between the Corporation and a financial institution to be identified therein as trustee (the “Senior Trustee”); (ii) the Subordinated Debt Securities will be issued in one or more series pursuant to an indenture (the “Subordinated Indenture”) to be entered into between the Corporation and a financial institution to be identified therein as trustee (the “Subordinated Trustee”); (iii) the Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) to be entered into between the Corporation and the warrant agent party thereto; and (iv) the Depositary Shares will be issued pursuant to the terms of one or more depositary agreements (each a “Depositary Agreement”). We refer to the Senior Indenture, the Subordinated Indenture, and any Warrant Agreement, Depositary Agreement and Underwriting Agreement, collectively as the “Opinion Documents.”

Scope of Review

For the purposes of our opinion, we have examined the following documents:

(a) An emailed copy of the Registration Statement, including the exhibits thereto; and

(b) The articles of continuance and by-laws of the Corporation kept in the Corporation’s minute book located at our office.

In rendering the opinions herein, we have relied only upon our examination of the foregoing documents and certificates, and we have made no independent verification or check of the factual matters set forth in such documents or certificates.

Assumptions

In rendering this opinion, we have assumed:

1)	The genuineness of all signatures;

2)	The authenticity and completeness of all documents submitted to us as originals;

3)	The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or emailed transmissions, and the authenticity of the originals where certified copies, photocopies or emailed transmissions have been submitted or received and that the documents emailed to our office and referred to in this letter were duly signed and delivered by the parties thereto in the form submitted to us;

4)	The accuracy, completeness and truth of all facts set forth in the Corporation’s minute book or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such;

5)	Each Opinion Document will be legal, valid and binding against all of the signatories thereto and each such agreement or contract will be enforceable in accordance with its terms;

6)	The consideration for the issuance of the Securities covered by the Registration Statement will be received by the Corporation at or prior to the time of issuance of such Securities; and

7)	That (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Opinion Documents will contain no provisions contrary to the Yukon Business Corporations Act and will, as necessary, be duly qualified under the Trust Indenture Act of 1939, as amended.

Practice Restriction

We are solicitors qualified to carry on the practice of law in Yukon only and we express no opinion as to any laws or matters governed by laws, other than those of Yukon and the federal laws of Canada applicable therein, in effect as at the date of this opinion.

Opinion

Based and relying on the foregoing, we are of the opinion that:

1.	Each series of Senior Debt Securities covered by the Registration Statement (including Senior Debt Securities issuable upon conversion of or exchange for any Security or upon exercise of any Warrant to purchase Senior Debt Securities) will be legally issued by and binding upon the Corporation when: (i) the necessary corporate action shall have been taken by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act to authorize the form, terms, execution and delivery of the Senior Indenture (including any necessary supplemental indenture) and the form, terms, execution, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Indenture (including any necessary supplemental indenture); (ii) the Senior Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Corporation and duly authorized, executed and delivered by the Senior Trustee; and (iii) such series of Senior Debt Securities shall have been duly executed by the Corporation and authenticated by the Senior Trustee as provided in the Senior Indenture (including any necessary supplemental indenture) and such corporate action and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2.	Each series of Subordinated Debt Securities covered by the Registration Statement (including Subordinated Debt Securities issuable upon conversion of or exchange for any Security or upon exercise of any Warrant to purchase Subordinated Debt Securities) will be legally issued by and binding upon the Corporation when: (i) the necessary corporate action shall have been taken by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act to authorize the form, terms, execution and delivery of the Subordinated Indenture (including any necessary supplemental indenture) and the form, terms, execution, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement and the Subordinated Indenture (including any necessary supplemental indenture); (ii) the Subordinated Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Corporation and duly authorized, executed and delivered by the Subordinated Trustee; and (iii) such series of Subordinated Debt Securities shall have been duly executed by the Corporation and authenticated by the Subordinated Trustee as provided in the Subordinated Indenture (including any necessary supplemental indenture) and such corporate action and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

3.	The Common Shares covered by the Registration Statement (including Common Shares issuable upon conversion of or exchange for any Security or upon exercise of any Warrant to purchase Common Shares) will, when duly authorized by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act, be duly authorized by all necessary corporate action on the part of the Corporation and, when issued and delivered against payment therefor, will be legally issued, fully paid and non-assessable shares in the capital of the Corporation.

4.	The Preferred Shares covered by the Registration Statement (including Preferred Shares issuable upon conversion of or exchange for any Security or upon exercise of any Warrant to purchase Preferred Shares) will, when duly authorized by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act, be duly authorized by all necessary corporate action on the part of the Corporation and, when issued and delivered against payment therefor, will be legally issued, fully paid and non-assessable shares in the capital of the Corporation.

5.	Each issue of Warrants covered by the Registration Statement will be legally issued by and binding upon the Corporation when: (i) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Corporation and duly executed and delivered by the warrant agent named in the Warrant Agreement; (ii) the necessary corporate action shall have been taken by the Corporation in accordance with its articles of continuance and the Yukon Business Corporations Act to authorize the form, terms, execution and delivery of the Warrant Agreement and the form, terms, execution, issuance and sale of such issue of Warrants as contemplated by such Warrant Agreement; (iii) if such Warrants are exercisable for Senior Debt Securities, the actions described in paragraph 1 above shall have been taken; (iv) if such Warrants are exercisable for Subordinated Debt Securities, the actions described in paragraph 2 above shall have been taken; (v) if such Warrants are exercisable for Common Shares, the actions described in paragraph 3 above shall have been taken; (vi) if such Warrants are exercisable for Preferred Shares, the actions described in paragraph 4 above shall have been taken; and (vii) certificates, if any, representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such corporate action and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

6.	Each issue of Depositary Shares covered by the Registration Statement will be legally issued by and binding upon the Corporation when (i) the Corporation has taken all necessary action to approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Shares underlying such Depositary Shares referred to in paragraph 4 above has been taken and such Preferred Shares have been duly deposited with the Depositary under the applicable Depositary Agreement, and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement against payment of the agreed consideration therefor, such Depositary Shares will have been duly authorized and legally issued and will entitle the holders thereof to the rights specified in the Depositary Agreement and the Depositary Receipts.

This opinion is furnished solely for the benefit of the addressee hereof and may not be used, circulated, quoted, relied upon or distributed, or otherwise referred to by any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours very truly,

LACKOWICZ & HOFFMAN

Lackowicz & Hoffman